Exhibit 99.1

Appendix B-IFR Section 30.15-Certification for Years following First Fiscal Year

Heritage Financial Corporation UST #69

I, Brian L. Vance, the President and Chief Executive Officer of Heritage Financial Corporation, certify, based on my knowledge, that:

(i) The compensation committee of Heritage Financial Corporation has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period, senior executive officer (“SEO”) compensation plans and employee compensation plans and the risks these plans pose to Heritage Financial Corporation;

(ii) The compensation committee of Heritage Financial Corporation has identified and limited during any part of the most recently completed fiscal year that was a TARP period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Heritage Financial Corporation and has identified any features of the employee compensation plans that pose risks to Heritage Financial Corporation and has limited those features to ensure that Heritage Financial Corporation is not unnecessarily exposed to risks;

(iii) The compensation committee has reviewed, at least every six months during any part of the most recently completed fiscal year that was a TARP period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of Heritage Financial Corporation to enhance the compensation of an employee, and has limited any such features;

(iv) The compensation committee of Heritage Financial Corporation will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) The compensation committee of Heritage Financial Corporation will provide a narrative description of how it limited during any part of the most recently completed fiscal year that was a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks

(B) Employee compensation plans that unnecessarily expose Heritage Financial Corporation to risks; and

(C) Employee compensation plans that could encourage the manipulation of reported earnings of Heritage Financial Corporation to enhance the compensation of an employee;

(vi) Heritage Financial Corporation has required that bonus payments to SEOs or any of the next twenty most highly compensated employees, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Heritage Financial Corporation has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to a SEO or any of the next five most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(viii) Heritage Financial Corporation has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during any part of the most recently completed fiscal year that was a TARP period;

(ix) Heritage Financial Corporation and its employees have complied with the excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA during any part of the most recently completed fiscal year that was a TARP period; and any expenses that, pursuant to the policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) Heritage Financial Corporation is not required to permit a non-binding shareholder resolution in compliance with any applicable federal securities rules and regulations on the disclosures provided under the federal securities laws related to SEO compensation paid or accrued during any part of the most recently completed fiscal year that was a TARP period because the next meeting of Heritage Financial Corporation’s shareholders will not occur during a TARP period;

(xi) Heritage Financial Corporation will disclose the amount, nature, and justification for the offering, during any part of the most recently completed fiscal year that was a TARP period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Heritage Financial Corporation will disclose whether Heritage Financial Corporation, the board of directors of Heritage Financial Corporation, or the compensation committee of Heritage Financial Corporation has engaged during any part of the most recently completed fiscal year that was a TARP period a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Heritage Financial Corporation has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during any part of the most recently completed fiscal year that was a TARP period;

(xiv) Heritage Financial Corporation has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Heritage Financial Corporation and Treasury, including any amendments;

(xv) Heritage Financial Corporation is not required to submit to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified, because no part of the current fiscal year was or will be a TARP period; and

(xvi) I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both (See, for example, 18 USC 1001).

Executed this 4th day of March, 2011.

/s/ BRIAN L. VANCE
Principal Executive Officer of Heritage Financial Corporation